Calculation of Filing Fee Table

Form F-10

(Form Type)

High Tide Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Common Shares	-	-	-	-	-	-
Fees to be Paid	Other	Warrants	-	-	-	-	-	-
Fees to be Paid	Other	Units	-	-	-	-	-	-
Fees to be Paid	Other	Subscription Receipts	-	-	-	-	-	-
Fees to be Paid	Debt	Debt Securities	-	-	-	-	-	-
Fees to be Paid	Unallocated (Universal) Shelf	-	Rule 457(o)	(1)	(1)	$73,340,000 (2)	$0.00015310	$11,228.35 (1) (2)
Fees Previously Paid	-	-	-	-	-	-	-	-
	Total Offering Amounts					$73,340,000		$11,228.35
	Total Fees Previously Paid							$0
	Total Fee Offsets							$8,056.57
	Net Fee Due							$3,171.78

(1) There are being registered under this Registration Statement such indeterminate number of common shares, warrants, units, subscription receipts, and debt securities of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed US$73,340,000 (converted from C$100,000,000 at an exchange rate of C$1.00=US$0.7334, which was the daily exchange rate as reported by the Bank of Canada on July 22, 2025, a date within 5 business days of filing this Registration Statement). The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum initial offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) of the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
	Rule 457(p)
Fees Offset Claims	High Tide Inc.	F-10	333-273356(3)	07/20/2023		$8,056.57	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$73,108,621
Fees Offset Sources	High Tide Inc.	F-10	333-273356(3)		07/20/2023						$8,056.57

(3) The Registrant previously paid $8,359.78 in connection with its registration of C$100,000,000 ($75,860,000 converted from C$100,000,000 at an exchange rate of C$1.00=US$0.7586, which was the daily exchange rate as reported by the Bank of Canada on July 14, 2023, a date within 5 business days of filing the Prior Registration Statement) in maximum aggregate offering price of securities on its registration statement on Form F-10 (333-273356) originally filed on July 20, 2023 (the "Prior Registration Statement"), and as amended on August 3, 2023, of which $303.21 was utilized in connection with the Registrant's prospectus supplement filed September 1, 2023 to the Prior Registration Statement pursuant to which the Registrant offered common shares having an aggregate offering price of $2,751,490.72 (converted from C$3,767,050.07 at the exchange rates on the dates of placement notices made in the at-the-market offering using the daily average exchange rate as reported by the Bank of Canada on the dates of placement notices). Therefore, $8,056.57 of the previously paid fees attributable to approximately $73,108,621 of unsold securities that were previously registered under the Prior Registration Statement may be applied to the filing fees payable pursuant to this Registration Statement, and the Prior Registration Statement and the offering of the unsold securities registered under the Prior Registration Statement will be deemed terminated as of the effective date of this Registration Statement.